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                                                                    EXHIBIT 10.3



               MAI SYSTEMS CORPORATION 2001 RESTRICTED STOCK PLAN


1.  PURPOSE.

        The purpose of the MAI Systems Corporation 2001 Restricted Stock Plan (the "Plan") is to promote the long-term growth of the Company by making awards of Common Stock to key employees and directors of the Company or its Subsidiaries.

2.  DEFINITIONS.

        The following definitions are applicable to this Plan:

        Board of Directors means the Board of Directors of the Company.

        Cause means willful misconduct by the Participant in the performance of his duties with the Company or its Subsidiaries.

        Committee means the Committee referred to in Section 3 hereof.

        Common Stock means the Common Stock of the Company.

        Participant means any key employee or director of the Company or its Subsidiaries who is selected by the Committee to participate in the Plan.

        Permanent Disability means the inability to perform the services required by a Participant's employment with the Company and its Subsidiaries, or service as a director, due to physical or mental disability which continues for ninety-one (91) consecutive days in any period of twelve (12) months.

        Restricted Period means the period of time during which Restricted Stock is subject to the restrictions referred to in Section 5(a) hereof.

        Restricted Stock means Common Stock which has been awarded to a Participant subject to the restrictions referred to in Section 5(a) hereof, so long as such restrictions are in effect.

        Retirement means normal or late retirement pursuant to the terms of a pension plan of the Company or its Subsidiaries covering a Participant.

        Subsidiary means any corporation of which the Company owns, directly or indirectly, stock having a majority of the total combined voting power of all classes of stock in such corporation.


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3.  ADMINISTRATION.

        The Plan shall be administered under the direction of a committee of the Board of Directors (the "Committee") consisting of two or more directors who are Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have sole and complete authority to (i) select the Participants; (ii) determine the number of shares of Common Stock to be awarded to each of the Participants and the terms and conditions on which such awards will be made; (iii) establish from time to time regulations for the administration of the Plan; (iv) interpret the Plan, and (v) make all determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations by the Committee shall be final and binding on all Participants.

4.  ELIGIBILITY.

        The Committee shall, from time to time, select Participants from those key employees of the Company and its Subsidiaries who are not members of the Committee and who, in the opinion of the Committee, have the capacity for contributing to the success and growth of the Company and its Subsidiaries. No employee of the Company or its Subsidiaries shall have a right to be selected as a Participant.

5.    TERMS AND CONDITIONS OF AWARDS.

        All shares of Common Stock awarded under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion.

        (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant one or more Restricted Periods during which shares of Common Stock awarded under the Plan may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, except as hereinafter provided in Section 5(b); provided, however, that the Committee may, in its discretion, accelerate any such Restricted Period with respect to outstanding awards of Restricted Stock. Except for such restrictions, the Participant as owner of Restricted Stock shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

        (b) Upon the death, Retirement or Permanent Disability of a Participant, upon the involuntary termination by the Company or any Subsidiary for reasons other than Cause, or upon the sale of assets of the Company or the merger or consolidation of the Company with another corporation and the terms of such sale, merger or consolidation do not entitle the Participant to shares of the


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             purchasing, surviving or resulting corporation, all of such shares shall be free of such restrictions. However, if the Company's Board of Directors, in good faith, offers the Participant a similar position of equal compensation and title within the Company, it shall not be considered involuntary termination for reasons other than cause, If a Participant ceases to be an employee of the Company or its Subsidiaries for any other reason, then all shares of Restricted Stock therefore awarded to him, shall upon such termination of employment be forfeited and returned to the Company and available for award to another Participant.

        (c) Each certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following (or similar) legend:

             The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, in certain circumstances, forfeiture) contained in the MAI Systems Corporation 2001 Restricted Stock Plan and an Agreement entered into between the registered owner and the Company. A copy of such Plan and Agreement is on file in the office of the Company, 9601 Jeronimo Road, Irvine, California (attn: Finance Department).

        If not then registered under the Securities Act of 1933 (the "Act"), each certificate issued in respect of Restricted Stock awarded under the Plan shall bear the following (or a similar) additional legend:

             The shares represented by this certificate have not been registered under the Securities Act of 1933, and such shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered unless registered under such Securities Act, or unless, in the opinion of counsel for the Company, an exemption is available from registration.


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        (d)  An award of Restricted Stock shall not be effective unless the
             Participant enters into an Agreement with the Company in a form specified by the Committee agreeing to the terms, conditions and restrictions of the award and such other matters as the Committee shall in its sole discretion determine. Subject to Section 9(a), such terms, conditions and restrictions may be modified by the Committee.

        (e) At the expiration of a Restricted Period, the Company shall deliver to the Participant (or his legal representatives, beneficiaries or heirs) the certificates of Common Stock deposited with it pursuant to Section 5(c) for which such Restricted Period has terminated.

6.  STOCK SUBJECT TO THE PLAN.

        Restricted Stock shall be shares of Common Stock and will be authorized but unissued shares or shares acquired by the Company and held in its treasury. Subject to adjustment in the number and kind of shares as provided in Section 7 hereof, 1,250,000 shares of Common Stock shall be reserved for award under the Plan.

7.  CHANGES IN CAPITALIZATION.

        The aggregate number of shares of Common Stock which may be awarded under the Plan as provided in Section 6 hereof, shall be appropriately adjusted for any increase or decrease in the total number of shares of the Company's Common Stock resulting from a division or combination of shares or other capital adjustment; or resulting from the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

8.  EMPLOYEE AND DIRECTOR RIGHTS UNDER THE PLAN.

        No employee, director or other person shall have any right to be awarded Common Stock under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee and director any right to be retained in the employ of the Company or its Subsidiaries, or as a director.

9.  AMENDMENT OR TERMINATION.

        (a) The Board of Directors may amend the Plan from time to time in such respects as the Board of Directors may deem advisable, provided that no change may be made in any award theretofore granted which would impair the rights of a Participant, without consent of the Participant, and provided further, that without the approval of the Company's stockholders, no amendment may be made if such approval would be required by Rule 16b-3 under the Exchange Act for transactions pursuant to the Plan to continue to be exempt thereunder. The Committee may amend Agreements between Participants and the Company from time to time in such respects as the Committee may deem


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             advisable, provided that no change may be made in any award theretofore granted which would impair the rights of a Participant without the consent of the Participant.

        (b) The Board of Directors may at any time terminate the Plan. Any such termination of the Plan shall not affect awards already in effect and such awards shall remain in full force and effect as if the Plan had not been terminated.

10. EFFECTIVE DATE AND TERM OF THE PLAN.

        The Plan shall be effective upon adoption by the Board of Directors, subject to approval by majority vote of the stockholders of the Company. No awards may be made under the Plan subsequent to December 31, 2010.



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